Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 4), of our report dated March 16, 2009, relating to the financial statements of United States Commodity Funds LLC and Subsidiaries (formerly Victoria Bay Asset Management, LLC) as of and for the years ending December 31, 2008 and 2007, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
May 18, 2009